UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 17, 2007

METABOLIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-2729386
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 492-0505

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2007, the Compensation Committee of the Board of Directors of Metabolix, Inc. (the “Company”) approved 2007 executive compensation for all executive officers except the President and Chief Executive Officer, whose compensation will be set forth in a separate employment agreement.  The compensation approved for such executive officers includes three elements:  base salary, a performance-based incentive bonus program, and stock options.

As part of the executive compensation approved on May 17, 2007, the Compensation Committee of the Board of Directors approved stock option grants under the 2006 Stock Option and Incentive Plan to all executive officers except the President and Chief Executive Officer.  The stock options each have an exercise price equal to $23.99 per share, which was the fair market value per share of the Company’s common stock on the date of grant, and vest in 16 equal quarterly installments over a four year period from the date of grant.  The 2007 executive compensation and stock grants are summarized in the following table:

Individual	Base Salary	Performance- Based Bonus (maximum)	Total Maximum Cash Compensation	Stock Options
Thomas G. Auchincloss, Jr. Vice President and Chief Financial Officer	$220,000	$220,000	$440,000	40,000

Robert C. Findlen Vice President, Marketing	$220,000	$220,000	$440,000	40,000

Brian F. Igoe Vice President and Chief Brand Officer	$220,000	$220,000	$440,000	40,000

Oliver P. Peoples Vice President, Research and Chief Scientific Officer	$220,000	$220,000	$440,000	40,000

Johan van Walsem Vice President, Manufacturing, Development and Operations	$220,000	$220,000	$440,000	40,000

The base salary rates stated above are effective May 17, 2007.

Performance-based bonuses will be administered under the 2006 Stock Option and Incentive Plan.  Actual bonus amounts will be determined by the Compensation Committee no later than December 31, 2007.  The target bonuses will be 70% of base salary, but bonuses will range from 0% to 100% of base salary, and will be determined based on the Compensation Committee’s assessment of achievement of individual and Company goals to be determined by the Compensation Committee and communicated to the executive on or before June 30, 2007.  The date of the Committee’s determination that applicable goals have been achieved and the bonus earned will be the award date for bonuses.  The executive may elect, on or before the bonus award date, to accept any performance bonus either (i) 100% in the form of cash, or (ii) 50% in cash and 50% in the form of fully vested stock options, granted as of the award date, with an exercise price equal to the market price per share of the Company’s common stock on the date of grant.  The number of shares subject to the option, if the executive chooses that form for part of his bonus, will be calculated using the Black Scholes valuation method, so that the Black Scholes value of the option will equal 50% of the dollar amount of the total bonus award.  The cash portion of each performance bonus will be paid not later than March 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

	By:	/s/ Thomas G. Auchincloss, Jr.
Thomas G. Auchincloss, Jr.
Date May 23, 2007		Chief Financial Officer